UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2013

ULTRA SUN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1646 W. Pioneer Blvd., Mesquite, NV 89027
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (702) 758-8772

1532 East St. Marks Court, Salt Lake City, UT 84124
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ULTRA SUN CORP. AND SUBSIDIARIES

Current Report on Form 8-K

TABLE OF CONTENTS

Page
Item 1.01. Entry Into a Material Definitive Agreement	2
Item 2.01. Completion of Acquisition or Disposition of Assets	3
Description of Business	3
Risk Factors	7
Management’s Discussion and Analysis of Financial Condition and Results of Operations	11
Properties	11
Security Ownership of Certain Beneficial Owners and Management	12
Directors, Executive Officers and Corporate Governance	13
Executive Compensation	16
Certain Relationships and Related Transactions and Director Independence	16
Legal Proceedings	17
Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	17
Recent Sales of Unregistered Securities	18
Description of Securities	18
Indemnification of Directors and Officers	19
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	19
Item 3.02. Unregistered Sale of Equity Securities	19

Item 5.01. Change in Control of Registrant	20
Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	20
Item 8.01. Other Events	20
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits	20
Signatures	21
Financial Statements	F-1
Pro Forma Financial Information	F-13

Forward-Looking Statements

This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements reflect the views of Ultra Sun Corporation (the “Registrant”) with respect to future events based upon information available to it at this time.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from these statements.  Forward-looking statements are typically identified by the use of the words “believe,” “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions.  Examples of forward-looking statements are statements that describe the proposed manufacturing, marketing and sale of the products of Wild Earth Naturals, Inc., the Registrant’s wholly-owned subsidiary, statements with regard to the nature and extent of competition the Registrant may face in the future, and statements with respect to future strategic plans, goals or objectives.  The forward-looking statements are based on present circumstances and on the Registrant’s predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including the risk factors discussed in this report under the caption “RISK FACTORS.”  These cautionary statements are intended to be applicable to all related forward-looking statements wherever they appear in this report.  Any forward-looking statements are made only as of the date of this report and the Registrant assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 12, 2013, Ultra Sun Corporation, a Nevada corporation (the “Company” or the “Registrant”), Ultra Merger Corp., a Nevada corporation (“Merger Corp.”) and Wild Earth Naturals, Inc., a Nevada corporation (“Wild Earth”) entered into an Agreement and Plan of Reorganization dated as of July 12, 2013 (the “ Reorganization Agreement”) pursuant to which the Registrant formed Merger Corp. as a new, wholly-owned subsidiary of the Registrant, Merger Corp. was merged into Wild Earth with Wild Earth continuing as the surviving corporation,  and the Registrant issued 6,500,000 shares of its restricted common stock to the stockholders of Wild Earth in exchange for all the issued and outstanding shares of Wild Earth capital stock (the “Reorganization”). As a result of the Reorganization, Wild Earth became a wholly owned subsidiary of the Registrant and the Registrant had a total of 7,825,000 shares of common stock outstanding of which 6,500,000 or 83.1% were issued to the Wild Earth stockholders.  The Reorganization resulted in a change in control of the Registrant.

In accordance with the terms of the Reorganization Agreement, at the closing of the Reorganization the members of the Registrant’s former management resigned and the persons designated by Wild Earth were appointed as the new officers and directors of the Registrant with the resignation and appointments of certain director positions becoming effective after compliance with rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Reorganization Agreement provided that concurrently with or immediately following closing: (i) the Registrant would enter into a consulting agreement with Neil Blosch, the former president of the Registrant; (ii) the private sale of 829,200 shares of the Registrant’s common stock by certain stockholders of the Registrant to certain stockholders of Wild Earth would be completed; and (iii) the private sale of convertible promissory notes in the aggregate principal amount of $68,112 by certain note holders of the Registrant to certain stockholders of Wild Earth would be completed.

The Reorganization Agreement provided that Wild Earth would assume and be responsible for the Registrant’s operating expenses from and after April 1, 2013 and also provided that at closing certain of the Registrant’s stockholders would loan the Registrant the amount of $7,100 as payment of operating losses incurred by the Registrant during the first quarter of 2013, which would only be repaid under certain circumstances.

Additional information with regard to the Reorganization Agreement and the Reorganization is included under Items 2.01 and 5.01 below.  The foregoing summary of the Reorganization Agreement is qualified in its entirety to the Reorganization Agreement itself, a copy of which is included as an exhibit to this report.

  Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On July 12, 2013 (the “Closing Date”), the Registrant, Merger Corp. and Wild Earth entered into the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement were completed.  Pursuant to the terms of the Reorganization Agreement, the Registrant formed Merger Corp. as a new, wholly-owned subsidiary of the Registrant, Merger Corp. was merged into Wild Earth with Wild Earth continuing as the surviving corporation, and the Registrant issued 6,500,000 shares of its restricted common stock to the stockholders of Wild Earth in exchange for all the issued and outstanding shares of Wild Earth capital stock.  Upon the completion of the Reorganization, Wild Earth became a wholly-owned subsidiary of the Registrant and the Registrant had a total of 7,825,000 shares of common stock outstanding of which 6,500,000 or 83.1% were issued to the Wild Earth stockholders.  The Reorganization resulted in a change of control of the Registrant.  For accounting purposes, Wild Earth will be treated as the acquirer and the historical financial statements of Wild Earth will become the Registrant’s historical financial statements.  The acquisition is intended to constitute a tax-free reorganization pursuant to the applicable provisions of the Internal Revenue Code of 1986, as amended.

In connection with the Reorganization, certain stockholders of the Registrant sold a total of 829,000 shares of the Registrant’s common stock to certain stockholders of Wild Earth in private transactions.

In connection with the Reorganization, the Registrant amended and consolidated its outstanding promissory notes having an outstanding balance of principal and accrued interest in the amount of $78,112 as of April 22, 2013.  The Registrant issued new convertible promissory notes to the holders in exchange for their old notes which included the accrued and unpaid interest on the old notes through April 22, 2013 in the principal balance of the new notes.  In addition, the notes were amended to extend the maturity date from December 31, 2013 to May 31, 2016, provide that the principal (but not the interest) of the new notes is convertible into shares of the Registrant’s common stock at the rate 4.25% of the then issued and outstanding shares of the Registrant’s common stock for each $10,000 in principal converted, provide that the notes may not be prepaid, and make other changes as set forth in the new notes.  No payments were made by the Registrant or the note holders in connection with the amendment and consolidation of the old notes.   In connection with the Reorganization, the note holders of the Registrant sold convertible promissory notes having an aggregate principal balance of $68,112 as of April 22, 2013 to certain stockholders of Wild Earth in private transactions.  The foregoing summary of the convertible promissory notes is qualified in its entirety by reference to the notes themselves, the form of which is included as an exhibit to this report.

At the closing of the Reorganization, the former officers of the Registrant resigned from their positions and David Tobias was appointed as president and secretary, and Catherine Carroll was appointed as chief financial officer and treasurer, of the Registrant.  In addition, David O’Bagy resigned from his position as a director and David Tobias was appointed as a director of the Registrant to fill the vacancy created by such resignation.  Neil Blosch, the remaining director, resigned from such position effective following the Registrant’s compliance with rule 14f-1 promulgated under the Exchange Act, and Catherine Carroll and Barry Tobias were appointed as directors of the Registrant effective at such time as Mr. Blosch’s resignation becomes effective.

On or about the date of filing of this report the Registrant will also file with the SEC an information statement pursuant to rule 14f-1 promulgated under Exchange Act (the “14f-1 Information Statement”) that describes the change in a majority of the Registrant’s directors in connection with the Reorganization.  In compliance with Rule 14f-1, such change shall not occur earlier than ten (10) days following the filing date the 14f-1 Information Statement.

Due to the change of control and the significant change in the Registrant’s business resulting from the Reorganization, the Registrant has determined to include in this report information with regard to the Registrant, Wild Earth and the business of the Registrant following the Reorganization.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references in this Report to “we”, “us”, “our” or the “Company” or the “Registrant” are to the consolidated business of Ultra Sun Corporation and Wild Earth, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of Ultra Sun Corporation.

Information About Ultra Sun Corporation

Ultra Sun Corporation was incorporated under the laws of the state of Nevada on November 5, 2004 for the purpose of operating a tanning salon business.  From 2004 through the date hereof Ultra Sun has operated a tanning salon in Utah under the name “Sahara Sun.”  The salon contains traditional tanning beds along with spray on tanning machines.  Additional information with respect to Ultra Sun, its tanning salon business and the risks associated therewith is contained in our annual report on Form 10-K for the fiscal year ended December 31, 2012.

Ultra Sun has operated at a loss since inception and has not been able to implement its plan to expand its operations by adding additional locations.  Ultra Sun had outstanding debt in the amount of $78,112 as of April 22, 2013 and required additional capital to fund its operations.  In addition, management believes that the imposition of a new tanning salon tax under the Affordable Care Act and the possibility of increased state regulation of tanning salons will make it increasingly difficult for Ultra Sun to achieve profitability in the future.  Against this backdrop, the directors determined that it was in the best interest of the Registrant to enter into the Reorganization Agreement with Wild Earth Naturals due to the perceived potential for growth of Wild Earth’s business, the willingness of the Registrant’s note holders to extend the maturity dates of their notes in consideration of the addition of a convertibility feature, and the perceived ability of Wild Earth to obtain funding for the Registrant’s future operations.

Wild Earth and the persons designated as the new officers and directors of the Registrant by Wild Earth determined that the Registrant’s tanning salon business was not complementary to or consistent with Wild Earth’s herbal skin care products’ business and determined that the tanning salon business should be discontinued.  Accordingly, at the closing of the Reorganization, the Registrant entered into a consulting agreement with Neil Blosch, the former president, pursuant to which he will continue to manage the tanning salon operations and will assist the Registrant in attempting to sell the tanning salon prior to the expiration of the tanning salon lease on September 30, 2013.  The consulting agreement is for term of approximately two and one half months from July 12 through September 30, 2013; provided, that the agreement will automatically terminate on the date the tanning salon is sold.  The consulting agreement provides for the payment of a consulting fee in the amount of $2,000 per month together with an incentive bonus payable if and when the tanning salon is sold.  The consulting agreement provides that upon the sale of the tanning salon, the proceeds from such sale shall be applied first to pay Mr. Blosch an incentive bonus in the amount of $50,000; second to hold for the benefit of the Registrant the amount of any net loss incurred by the tanning salon (that is, operating costs the tanning salon was not able to pay from its income in its ordinary course of business) during the period from April 1, 2013 through the date of sale; third to pay the promissory note dated July 12, 2013 to Mr. Blosch and two former stockholders of the Registrant in the principal amount of $7,100; and fourth to pay 50% of the remaining sales proceeds (up to a maximum of an additional $25,000) to Mr. Blosch as an additional incentive bonus.  In the event the sales proceeds from the tanning salon are not adequate to pay the amounts listed above, the proceeds will be applied in the order of priority set forth above until they have been exhausted.  The foregoing summary of the consulting agreement is qualified in its entirety by reference to the consulting agreement itself, the form of which is included as an exhibit to this report.

Information About Wild Earth

General

Wild Earth was recently incorporated in Nevada on April 9, 2013 and has not yet commenced its planned principal operations.  From inception through the date of this report, Wild Earth has been taking the steps required to launch its business including hiring key employees, locating an office and manufacturing facility in Mesquite, Nevada, lining up suppliers of the raw materials it will require, and developing its product manufacturing and marketing strategies.

Wild Earth is an herbal skin care products formulation and marketing company that plans to target the growing natural health care products market in the United States and abroad.  Wild Earth plans to develop and manufacture high-quality, herbal based skin care products providing healthier choices to consumers.  In so doing, Wild Earth plans to conduct ongoing research and product innovation to extract the maximum beneficial properties from the herbs it utilizes.  Wild Earth plans to use specialized ingredient mixing processes to produce plant glycerite/mineral herbal blends and oil extractions, which it believes will be unique to the natural health products industry.  Wild Earth plans to work with highly skilled, experienced, professional herbalists and formulators to achieve the best standards of skin care products.  The ingredients for Wild Earth’s products will be selected to meet a number of criteria, including, but not limited to: safety, potency, purity, stability, bio-availability, and efficacy. Wild Earth plans to control the quality of its products beginning at the formulation stage and continuing through controlled sourcing of raw ingredients, manufacturing, packaging, and labeling.

Product Line

Wild Earth plans initially to distribute and sell a natural, herbal based line of products called “Skin Garden,”  which is anticipated to include the products described below.

Go Deep.  A deep penetrating healing salve that Wild Earth believes to reduce pain and inflammation when massaged into muscles, ligaments, tendons, and joints.  Solomon’s Root, a main ingredient in this formulation, is recognized by the herbal industry as a “Chiropractors Assistant,” an herbal adjuster for muscles, ligaments, tendons, and joints.  This formula also contains a number of essential oils which are designed to add antibacterial qualities and make the product useful for skin conditions such as Eczema and Psoriasis as well as for insect bites.  Hempseed Oil is used in this formula to carry the ingredients into the dermis.

GDX (Go Deep EXTRA).  A deep penetrating pain relief ointment that Wild Earth believes is useful in mitigating Migraine and Sinus headaches when applied to forehead, temples, and back of the neck. GDX has been formulated with Black and Cayenne Pepper, which have been shown to increase circulation, and Camphor and Eucalyptus Oil to open sinus passages and relieve pressure on blood vessels in the head and neck.  Hempseed Oil is used in this formula to transport ingredients into the dermis.

Face Garden.  An antioxidant, moisturizing cream for the face. The ingredients in this formula include DMAE, Vitamins Ester C, B5, Oils of Evening Primrose and Borage Seed, which are believed to firm the skin and reduce puffiness and wrinkles, while restoring the skin to a natural glow and supple appearance. Hemp, Neem, and Jojoba Oils are added to lock in moisture.

Body Garden.  A moisturizing body lotion designed to relieve itchy dry skin and protect against sun damage. The organic herbs, essential oils, butters, and minerals used in “Body Garden” have been formulated to provide nutrition to the skin and encourage the dermis to remain healthy or return to health.

Lip Garden.  An emollient balm containing Vitamin E and Hemp Butter that Wild Earth believes can assist with healing of the lips while keeping them supple and moist.

Distribution and Marketing

During 2013, Wild Earth plans to execute several strategies designed to grow our business.  Our sales force will initially consist of dedicated sales professionals who are assigned to specific accounts, classes of trade and/or geographic territories. These sales professionals will work directly with retailers and distributors to increase knowledge of our products and general personal care benefits, solicit orders for our products, maximize our shelf presence, and provide related product sales assistance.

We plan to market our products using a mix of trade and consumer promotions; Internet, radio and print media advertising; and consumer education efforts.

Online/Retail

We plan to launch our website and an online store in August, 2013, employing high quality graphic artists and designers. SEO optimization will be used to attempt to gain first page search engine rankings, particularly Google. We also plan to open an online store on Amazon.com at or about the same time.

Wholesale

In 2013, we plan to utilize Internet advertising, telephone and email campaigns, and trade show participation to generate sales leads and orders and to gain entry into leading health food stores and chains, as well as independent retailers throughout the US and internationally.

Geographic Presence

We plan to distribute and sell our products primarily in North America/Europe and China/Asia Pacific.

Research and Development

It is through our internal research and development efforts and our relationships with outside research organizations and health care providers that we can provide what we believe to be some of the highest quality skin care products in the industry.  Our research and development efforts will be focused on developing and providing high quality herbal skin care products. Our research and development activities will include developing products that are new to the industry, updating existing formulas to keep them current with the latest science, and adapting existing formulas to meet ever-changing regulations in new and existing international markets. Our R&D activities will be led by David Tanner, whose previous experience includes an executive position with Earth Science, a subsidiary of Nature’s Sunshine Products, and the founder of Apple-A-Day, one of the first companies in the industry to successfully combine trace mineral complexes with essential oils.  Mr. Tanner is a formulator and is skilled in developing herbal tinctures, essential oils, trace minerals and mono-atomic high spin element combinations.  We anticipate that our research and develop activities will include the following:

• Identify and research combinations of nutrients that may be candidates for new products;
• Introduce new ingredients for use in supplements;
• Study the metabolic activities of existing and newly identified ingredients;
• Enhance existing products, as new discoveries in skin care are made;
• Formulate products to meet diverse regulatory requirements across all of our markets; and
• Investigate processes for improving the production of our formulated products.
• Investigate activities of natural extracts and formulated products in laboratory and clinical settings;

Employees

Wild Earth currently has four employees, consisting of its officers.  Wild Earth’s employees are not represented by unions and it considers its relationship with its employees to be good.

Facilities

Wild Earth entered into a lease dated effective as of August 1, 2013 for an office and warehouse facility in Mesquite, Nevada that will serve as the Registrant’s principal executive offices and provide manufacturing and warehouse space.  The lease is for an initial term of six months with options to extend the term of the lease for additional 12 month periods at rental rates acceptable to the parties.  The leased space initially consists of 908 square feet of space and the Registrant has the option to expand the space by an additional 1,631 square feet for a total of 2,531 square feet at any time.  The rent for the initial space is $681 per month which will increase to $1,392 per month if and when the Registrant elects to take over the expansion space.  The Registrant is also obligated to pay monthly common area and maintenance fees in the amount of $0.10 per square foot of leased space.  The Registrant believes such space will be adequate for its needs for the next twelve months.

Management

The directors of Wild Earth are David Tobias and Carl Sanko and its officers are David Tobias, president and secretary; Catherine Carroll, chief financial officer; Carl Sanko, treasurer; and David Tanner, chief operating officer.

Competition

The market for the sale of herbal skin care products is highly fragmented and competitive. We believe that competition is based principally upon price, quality, and efficacy of products, customer service, brand name and marketing and trade support, and successful new product introductions.

Our competition includes numerous skin care companies that are highly fragmented in terms of geographic market coverage, distribution channels, and product categories. In addition, large pharmaceutical companies compete with us in the skin care market. These companies and certain large entities have broader product lines and larger sales volumes than us and have greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities.  Among our more prominent competitors are: Earthly Body, Burt’s Bees, Melaleuca and Clarins, all of which have substantially longer track records and greater financial resources and operating efficiencies than Wild Earth.  There can be no assurance that Wild Earth will be able to compete effectively in the market.

Many companies within the industry are privately held. Therefore, we are unable to assess the size of all of our competitors. As the personal care industry continues to evolve, we believe retailers will align themselves with suppliers who are financially stable, market a broad portfolio of products and/or well-known brands, provide quality assurance, and offer superior customer service. We believe that we will be able to compete favorably with other personal care companies on the basis of our planned levels of customer service, competitive pricing, sales and marketing support and quality of our product lines.  However, as a newly formed company with limited capital resources, we believe will be at a competitive disadvantage until such time as we develop a broad portfolio of products that are known and accepted in the industry and we are able to demonstrate a history of financial stability.

Regulation

Wild Earth and its proposed products will be subject to a number of federal, state and local laws, rules and regulations.  Wild Earth will be required to manufacture its products in accordance with the Good Manufacturing Practices guidelines and will be subject to regulations relating to employee safety, working conditions, protection of the environment, and other items.  Changes in such laws, rules and regulations or the recall of any product by a regulatory authority, could have a material adverse effect on Wild Earth’s business and financial condition.

RISK FACTORS

The financial condition, business, operations, and prospects of the Registrant involve a high degree of risk.  You should carefully consider the risks and uncertainties described below, which constitute the material risks relating to the Registrant, and the other information in this Report.  If any of the following risks are realized, the Registrant’s business, operating results and financial condition could be harmed and the value of the Registrant’s stock could suffer.  This means that investors and stockholders of the Registrant could lose all or a part of their investment. Prospective investors are cautioned not to make an investment in our stock unless they can afford to lose their entire investment.

Risks Relating to Our Business

Wild Earth has not yet launched its herbal skin care products business and there can be no assurance that such business will be profitable.

Wild Earth has not yet launched its herbal skin care products business and there can be no assurance that such business will be profitable.  Wild Earth’s business will involve the launch of products that are new to the market and there can be no assurance that such products will receive acceptance in the market or that such products will be able to be sold in quantities sufficient to provide the Registrant with an operating profit.

The Registrant will require substantial additional equity or debt financing to successfully implement its business plan and its failure to obtain such financing could delay or curtail its operations.

The Registrant must obtain substantial additional equity or debt financing in order to implement the business plan of Wild Earth and commence manufacturing and marketing of its herbal skin care products.   The Registrant has not entered into any agreements or arrangements for the provision of such additional financing, and no assurance can be given that such financing will be available on terms acceptable to the Registrant or at all.

Wild Earth, has a limited operating history and it is difficult to evaluate its business.

Wild Earth was only recently incorporated in April 2013 and does not have an established history of operations.  Wild Earth faces all the risks inherent in a new business and there can be no assurance it will be successful and/or profitable. Wild Earth’s entry into the herbal skin care products industry and its lack of a significant operating history make it difficult to evaluate the risks and uncertainties it faces. Wild Earth’s failure to address these risks and uncertainties could cause its business results to suffer.

Unfavorable publicity or consumer perception of Wild Earth’s products or any similar products distributed by other companies could have a material adverse effect on the Registrant’s business and financial condition.

        Wild Earth believes its product sales will be highly dependent on consumer perception of the safety, quality and efficacy of its products as well as similar or other herbal supplement products distributed and sold by other companies.  Consumer perception of Wild Earth’s products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products or the herbal supplement market in general.  From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding Wild Earth’s industry.  There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the herbal supplement market or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention.  Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on the Registrant’s business and financial condition.  In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of Wild Earth’s products or ingredients or herbal supplement products or ingredients in general, or associating the consumption of Wild Earth’s products or ingredients or herbal supplement products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on the Registrant’s business and financial condition.

Wild Earth will be subject to the risk of product liability claims and the loss of any such claim in excess of its insurance coverage could have a material adverse effect on Wild Earth.

As a manufacturer and distributor of products for topical application, Wild Earth will be subject to the inherent risk of product liability claims and litigation.  Additionally, the manufacture and sale of these products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination.  Wild Earth plans to acquire product liability insurance prior to the sale of any products in amounts it believes adequate but no assurance can given that its coverage will continue to be available at acceptable prices or that such coverage will be adequate in scope and coverage to protect Wild Earth from product liability claims.

Wild Earth’s business is subject to intellectual property risks.

Wild Earth does not plan to apply for patent protection for most of its products.  Because the labeling regulations applicable to Wild Earth’s herbal skin care products require that the ingredients be listed on product containers, patent protection is not practical given the large number of manufacturers who produce herbal supplements having many active ingredients in common.  In addition, Wild Earth also plans to conduct ongoing research and development designed to develop better and more effective products, and our products could be subject to frequent reformulations which would make the patent protection process cumbersome.  Wild Earth plans to protect its technology and the techniques it uses to improve the purity and effectiveness of its products by relying on trade secret laws. Wild Earth also plans to enter into confidentiality agreements with its employees who are involved in research and development activities in sensitive areas. Additionally, Wild Earth will attempt to obtain trademark and trade dress protection for its products.  However, there can be no assurance that Wild Earth’s efforts to protect its trade secrets and trademarks will be successful nor can there be any assurance that third-parties will not assert claims against Wild Earth for infringement of their intellectual property rights.  If an infringement claim is asserted, Wild Earth may be required to obtain a license of such rights, pay royalties on a retrospective or prospective basis, or terminate its manufacturing and marketing of any infringing products.  Litigation with respect to such matters could result in substantial costs and diversion of management and other resources and could have a material adverse effect on the Registrant’s business and financial condition.

Wild Earth’s failure to comply with existing or new regulations, both in the United States and abroad, or an adverse action regarding product formulation, claims or advertising could have a material adverse effect on our business and financial condition.

Wild Earth’s business operations, including the formulation, manufacturing, packaging, labeling, advertising, distribution and sale of its products, are subject to regulation by various, federal, state and local government entities and agencies, potentially including the FDA and FTC in the United States as well as foreign entities and agencies.  Wild Earth could be subjected to challenges to its marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings.  Failure to comply with applicable regulations or withstand such challenges could result in changes in product labeling, packaging, or advertising, product reformulations, discontinuation of Wild Earth’s product by retailers, loss of market acceptance of the product by consumers, additional recordkeeping requirements, injunctions, product withdrawals, recalls, product seizures, fines, monetary settlements or criminal prosecution.  Any of these actions could have a material adverse effect on the Registrant’s business and financial condition.

We depend on our officers and the loss of their services would have an adverse effect on our business.

We have only four employees, all of whom are officers of the Registrant or its subsidiary.  We are dependent on our officers, particularly our president, to operate our business and the loss of such person would have an adverse impact on our operations until such time as he could be replaced, if he could be replaced.  We do not have employment agreements with our officers and we do not carry key man life insurance on their lives.  (See “Management.”)

Because we are significantly smaller than the majority of our competitors, we may lack the resources needed to capture market share

The herbal skin care industry is highly competitive and is affected by changes in consumer tastes, as well as national, regional and local economic conditions and demographic trends.  Our sales can be affected by changes in consumer tastes and practices, the popularity of herbal products in general, and the type, price and quality of competing herbal skin care products available in the marketplace. The herbal skin care products industry is extremely competitive with respect to price, quality, efficacy and customer service.  We compete with a variety of other manufacturers of herbal and other skin products including national and regional companies with name brand recognition who manufacture more than just a single product or product line.  Most of our competitors have been in existence longer and have a more established market presence and substantially greater financial, marketing and other resources than do we.  New competitors may emerge and may develop new or innovative herbal skin care products that compete with our products. No assurance can be given that we will be able to compete successfully in the herbal skin care industry.

Risks Relating to Our Common Stock

There is currently no liquid trading market for our stock and there is no assurance that any liquid  market will develop in the future, which means a purchaser of our shares may not be able to resell the shares in the future

There is currently no active, liquid trading market for our stock, and there can be no assurance that an active or liquid trading market for our stock will develop in the future. As a result, an investment in our common stock must be considered an “illiquid” investment and a purchaser may not be able to resell the shares acquired by him, her or it in the future.

Our stock is subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock

Our stock is subject to special sales practice requirements applicable to “penny stocks” which are imposed on broker-dealers who sell low-priced securities of this type.  These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when an active trading market should develop.

Our officers, directors and principal stockholders own a large percentage of  our issued and outstanding shares and other stockholders have little or no ability to elect directors or influence corporate matters

As of July 18, 2013, our officers, directors and principal stockholders were deemed to the beneficial owners of over 92% of our issued and outstanding shares of common stock.  As a result, such persons will able to determine the outcome of any actions taken by us that require stockholder approval.  For example, they will be able to elect all of our directors and control the policies and practices of the Registrant.

We do not anticipate paying dividends in the foreseeable future

We have never paid dividends on our stock. The payment of dividends, if any, on the common stock in the future is at the discretion of the board of directors and will depend upon our earnings, if any, capital requirements, financial condition and other relevant factors. The board of directors does not intend to declare any dividends on our common stock in the foreseeable future.

Following the effectiveness of the change in our management, we will have only three directors and they will not be independent directors, which means our board of directors may be influenced by the concerns, issues or objectives of management to a greater extent than would occur with a number of independent directors

Following the effectiveness of the change in our management, we will have only three directors and they will not be independent directors.  As a result, our board of directors may be influenced by the concerns, issues or objectives of management to a greater extent than would occur with independent board members. In addition, we do not have the benefit of having persons independent of management review, comment and direct our corporate strategies and objectives and oversee our reporting processes, our disclosure controls and procedures and our internal control over financial reporting.

We have the ability to issue additional shares of common stock and to issue shares of preferred stock without stockholder approval

The Registrant is authorized to issue up to 45,000,000 shares of common stock.  To the extent of such authorization, the officers of the Registrant have the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as they believe to be sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the Registrant’s current stockholders.   The Registrant is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the board of directors.  To the extent of any authorizations, such designations may be made without stockholder approval. The designation and issuance of a series of preferred stock in the future could create additional securities which may have voting, dividend, liquidation preferences or other rights that are superior to those of the common stock, which could effectively deter any takeover attempt of the Registrant.

The shares of common stock available for sale in the future could adversely affect the market price for the Registrant’s common stock.

Of the 7,825,000 shares outstanding, approximately 1,325,000 shares are freely tradable if held by non-affiliates or eligible for resale under Rule 144 promulgated under the Securities Act of 1933, as amended, if held by affiliates.  Sales of substantial amounts of this common stock in the public market could adversely affect the market price for the Registrant’s common stock.  The approximately 6,500,000 remaining shares will become available for sale under Rule 144 in about January, 2014, and the availability of those shares for sale could also adversely affect the market price for the Registrant’s common stock.  In addition, the Registrant’s outstanding convertible promissory notes are convertible into a number of shares of the Registrant’s common stock equal to approximately 33.2% of the currently issued and outstanding shares of the Registrant.  If the convertible notes are converted and the shares are placed for sale, such sales could adversely affect the market price for the Registrant’s common stock.

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our financial statements, which are included elsewhere in this prospectus.  The following information contains forward-looking statements.

The Registrant’s plan of operation is to use its existing capital together with the proceeds from future financings to launch the herbal skin care products business of Wild Earth.  The Registrant anticipates that its tanning salon business will be sold or otherwise discontinued prior to October 1, 2013. As of July 18, 2013, the Registrant’s liabilities exceeded its assets and it requires significant additional debt or equity financing in order to continue its operation.

The Registrant estimates that it will incur expenses during the next twelve months for product manufacturing, marketing, research and development, payroll, office rent and other general and administrative expenses, including legal, and accounting.  The Registrant will have to fund such costs through additional debt or equity financings until such time as product sales have commenced and are sufficient to offset the Registrant’s costs of operation.

The Registrant anticipates that following the sale of its tanning salon business, its sole source of income will be from the sale of the Wild Earth herbal skin care products.  There can be no assurances that the revenues from such product sales will be sufficient to cover the Registrant’s costs of operation or that the Registrant will be able to operate on a profitable basis.

The Registrant plans to seek additional debt or equity financing during the next twelve months in a total amount of up to approximately $250,000, which it believes will permit it to cover its minimum expenses described above and permit it to launch the initial Wild Earth products.  The Registrant has not entered into any agreement or arrangement for the provision of such financing and no assurances can be given that it will be able to obtain such financing on terms acceptable to it or at all.  The Registrant’s principal stockholders have indicated their willingness to provide the Registrant with additional financing in the short term but they have no obligation to do so and there is no assurance that such financing will be provided.

PROPERTIES

Wild Earth entered into a lease dated effective as of August 1, 2013 for an office and warehouse facility in Mesquite, Nevada that will serve as the Registrant’s principal executive offices and provide manufacturing and warehouse space.  The lease is for an initial term of six months with options to extend the term of the lease for additional 12 month periods at rental rates acceptable to the parties.  The leased space initially consists of 908 square feet of space and the Registrant has the option to expand the space by an additional 1,631 square feet for a total of 2,531 square feet at any time.  The rent for the initial space is $681 per month which will increase to $1,392 per month if and when the Registrant elects to take over the expansion space.  The Registrant is also obligated to pay monthly common area and maintenance fees in the amount of $0.10 per square foot of leased space.  The Registrant believes such space will be adequate for its needs for the next twelve months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 18, 2013, the number of shares of the Registrant’s  common stock, par value $0.001, owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Registrant’s common stock, and by each of the Registrant’s officers and directors, and by all officers and directors as a group, after giving effect to the changes in management effected and to be effected pursuant to the Reorganization.  In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days of July 18, 2013, by the conversion of convertible notes.  On July 18, 2013, there were 7,825,000 shares of the Registrant’s common stock issued and outstanding.  To our knowledge, each person named below has sole voting and investment power with respect to the shares shown unless otherwise indicated.

We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control of the Registrant.

Name and Address of Beneficial Owner(1)	Amount of Direct Ownership After Acquisition.		Amount of Indirect Ownership After Acquisition		Total Beneficial Ownership After Acquisition		Percentage of Class(2)
Principal Stockholders
Sadia Barrameda	576,308	(3)	4,486,876	(4)	5,063,184	(3)(4)	55.1%
New Compendium Corp	4,486,876	(5)	0		4,486,876	(5)	49.8%
Officers and Directors
David Tobias	4,486,941	(6)	0		4,486,941	(6)	49.8%
Catherine Carroll	65,000		0		65,000		0.8%
Barry Tobias	0		0		0		-
Neil Blosch	0		0		0		-
All Officers and Directors As Group (4 Persons)	4,551,941		0		4,551,941		50.5%

(1)  The address for Sadia Barrameda and New Compendium Corporation is P.O. Box 1363, Discovery Bay, California 94505.  The address for each named executive officer and director is the same address as the Registrant.
(2)  Calculations of total percentages of ownership outstanding for each person or group assume the exercise of convertible securities that are exercisable within 60 days of July 18, 2013 by the individual or group to which the percentage relates, pursuant to Rule 13d-3(d)(1)(i).   Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock that can be acquired within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)  Includes 182,573 shares which Ms. Barrameda has the right to acquire pursuant to the terms of convertible promissory notes from the Registrant.  The notes are in the principal amount of $5,369 and are convertible into 4.25% of the issued and outstanding shares of the Registrant’s common stock on the date of conversion (after giving effect to such conversion) for each $10,000 of principal converted.  The number of shares issuable upon conversion of the notes has been calculated based on the 7,825,000 issued and outstanding shares on July 18, 2013.

(4)  Ms. Barrameda may be deemed to be the beneficial owner of the shares beneficially owned by New Compendium Corporation as a result of her status as an officer, director and sole stockholder of New Compendium.

(5)  Includes 1,181,676 shares which New Compendium has the right to acquire pursuant to the terms of convertible promissory notes from the Registrant.  The notes are in the principal amount of $30,872 and are convertible into 4.25% of the issued and outstanding shares of the Registrant’s common stock on the date of conversion (after giving effect to such conversion) for each $10,000 of principal converted.  The number of shares issuable upon conversion of the notes has been calculated based on the 7,825,000 issued and outstanding shares on July 18, 2013.

(6)  Includes 1,181,676 shares which Mr. Tobias has the right to acquire pursuant to the terms of convertible promissory notes from the Registrant.  The notes are in the principal amount of $30,872 and are convertible into 4.25% of the issued and outstanding shares of the Registrant’s common stock on the date of conversion (after giving effect to such conversion) for each $10,000 of principal converted.  The number of shares issuable upon conversion of the note has been calculated based on the 7,825,000 issued and outstanding shares on July 18, 2013.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below are the names of the Registrant’s directors, officers and significant employees, their business experience during the last five (5) years, their ages and all positions and offices that they held with the Registrant on the Closing Date.

Name	Age	Titles
Directors and Officers(1)
David Tobias	61	President, Secretary, and Director
Catherine Carroll	72	Chief Financial Officer and Treasurer Director (commencing on the 10th day following the Information Filing Date)
Barry Tobias	71	Director (commencing on the 10th day following the Information Filing Date)
Neil Blosch	53	Director (until the 10th day following the Information Filing Date)
Significant Employees
David Tanner	59	Chief Operating Officer – Wild Earth

(1)  The current directors are Neil Blosch and David Tobias.  David Tobias was appointed by Neil Blosch at the time of the Reorganization.  Mr. Blosch has resigned from the board of directors effective following the Registrant’s compliance with Rule 14f-1 promulgated under the Exchange Act, which we expect will be on or about July 29, 2013.  At that time, the appointment of Catherine Carroll and Barry Tobias to the board of directors will become effective.

Certain biographical information with respect to the Registrant’s executive officers and directors and certain significant employees is set forth below.

David Tobias.  Mr. Tobias has served as President of Wild Earth Naturals since May, 2013.  He has also served as the President of Hemp, Inc. since August 2011.  Prior to that, from October 2009 until May 2011, Mr. Tobias held the position of Vice President at Medical Marijuana Inc. where he was instrumental in bringing forward and culminating the merger between CannaBank and Medical Marijuana, Inc. He was earlier Sales Manager for Tulsa custom builder Xcite Homes, from October 2008 to August 2009. Among other qualifications, Mr. Tobias brings to the Board Executive leader ship experience, including his service as a president of a public company, along with extensive entrepreneurial experience. Mr. Tobias also has a keen sense of the social, political, and economic environment in which the company operates.

Catherine Carroll.  Ms. Carroll has been CFO of Wild Earth Naturals since May, 2013. Ms. Carroll has been self-employed since 1984. Ms. Carroll brings an extensive background in accounting, tax preparation, IRS audits, and appeals to the company. The Board believes that her insights gained from teaching basic tax preparation classes for 15 years, being an expert witness in tax court; along with her “Life Time Limited Services” teacher’s credential in accounting at Delta College in Stockton, CA for 6 years will bring the company a valuable perspective.

Barry Tobias.  Mr. Tobias has been a director of the company since June, 2013. Mr. Tobias served as Regional Manager for Gate Automation/Access Controls Contractor from January of 2009 to February of 2013. Previously, Mr. Tobias was employed by Automated Gate Services, Inc. from 1998 through 2008. We believe Mr. Tobias’ qualifications to sit on our board rest in his experience in marketing, systems integration and consummated sales to clients such as Ashland™ Chemical Co.,  Northrop Grumman™ (for the Global Hawk drone), Toyota Distribution and Toyota Racing Development,  Thermal Airport (Palm Springs area), Hemet Regional Airport,   Burbank  Airport, Chino Airport,  Dept. of Homeland Security, U. S Border Patrol, California Highway Patrol, County of San Bernardino, AT&T™,  City of Los Angeles MTA, Van Nuys Airport,  University of Southern California, Divine Word Missionaries™,  Chrysler  Corporation™, Target™ Stores, Hovnanian Development, Pacific Coachways, St. Catherine's Military Academy.  St. Joseph Medical Center, Sempra Energy™, BHP Steel™,  U.S. Navy,  U.S. Marine Corps, San Bernardino County, CA., City of Westminster, CA., City of Victorville,  CA., City of Port Hueneme, CA.,  Office Depot™, Pfizer™ Pharmaceuticals, Rancho Cucamonga Quakes Baseball Stadium, and personalities including Jet Li, Burt Ward, Merv Griffin, Delta Burke, Clint Eastwood  and Fred Claire.

Neil Blosch.  Mr. Blosch has been the owner and operator of tanning salons since 2000, owning Sahara Sun Tanning Salon. Mr. Blosch is also a licensed General Contractor and specializes in tenant finishing, including the tenant finishing of tanning salons. Mr. Blosch received his Bachelor of Science degree in Economics from the University of Utah.  Mr. Blosch will cease to serve as a director approximately ten days’ following the filing of the 14f-1 Information Statement.

David Tanner.   Mr. Tanner has been COO of Wild Earth Naturals since May, 2013. Previously, Mr. Tanner was CEO of Red Rock Naturals from 2003 to 2011. Mr. Tanner also served as project manager for Tree of Light Publishing from 2003 to 2009. Mr. Tanner has developed a broad understanding of the Registrant’s business and operations goals, as well as the markets in which the Registrant competes. Mr. Tanner was educated at Snow College and Brigham Young University from 1975 -1978 and learned from family friend Dr. John Christopher, known as “The Father of Modern Herbology.” Mr. Tanner’s start-up, Apple-A-Day, was the first company in the natural products industry to successfully combine trace mineral complexes with essential oils.

Katherine Tanner.    Ms. Tanner formulated skin care products for Red Rocks Naturals from 2003-2011. We believe that Mrs. Tanner’s extensive training with master herbalists will be integral in the research and development of the Wild Earth Naturals product line. Mrs. Tanner has an extensive background in marketing and management at Wal-Mart and Fingerhut's Western Distribution facility. Mrs. Tanner was educated at Chatterton & Walker as a Clinical Laboratory Technician. The Board of Directors values her ability to implement strategic objectives and management skills as a supervisor, inventory analyst, and trainer and account manager.

Following is a brief description of the specific experience and qualifications, attributes or skills of each director that led to the conclusion that such person should serve as a director of the Registrant.

Mr. David Tobias’ knowledge regarding the business of Wild Earth and the implementation of its business plan, provides a critical link between management and the board, enabling the board to provide its oversight function with the benefit of management's perspective of the business.

Ms. Carroll's knowledge regarding the history, operations and financial condition of Wild Earth provides a critical link between management and the board, enabling the board to provide its oversight function with the benefit of management's perspective of the business.

Mr. Barry Tobias’ broad business and marketing experience provide the Board with the perspective of a seasoned executive with a critical understanding of the marketing challenges that will be faced by the Registrant in launching the Wild Earth products.

Term of Office

The term of office of each director is one year and until his or her successor is elected at the Registrant’s annual stockholders’ meeting and is qualified, subject to removal by the stockholders.  The term of office for each officer is for one year and until his or her successor is elected at the annual meeting of the board of directors and is qualified, subject to removal by the board of directors.  Each of the Registrant’s officers and directors has served in the offices indicated in the above table since July 12, 2013, except that Neil Blosch has served as a director since 2004, and the appointments of Catherine Carroll and David Tanner as directors of the Registrant will not become effective until ten days following the filing of the 14f-1 Information Statement.

Family Relationships

There are no family relationships among our directors, executive officers or persons nominated or chosen to become directors or executive officers except that David Tobias, president, secretary and a director, and Barry Tobias, a director, are brothers.

Director Meetings and Stockholder Meeting Attendance

The Board of Directors held no formal meetings during 2012 and the directors took action by written consents in lieu of meetings.  Our policy is to encourage, but not require, members of the Board of Directors to attend annual stockholder meetings. We did not hold an annual stockholders’ meeting during the prior year.

Board of Directors

Following the effectiveness of the director appointments that will occur ten days following the filing of the 14f-1 Information Statement, our board of directors will consist of three persons, David Tobias, Catherine Carroll and Barry Tobias.  Such persons are not “independent” within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace because they are officers and employees of the Registrant.

Our board of directors has not appointed any standing committees, there is no separately designated audit committee and the entire board of directors acts as our audit committee.  The board of directors does not have an independent “financial expert” because it does not believe the scope of the Registrant’s activities to date has justified the expenses involved in obtaining such a financial expert.  In addition, our securities are not listed on a national exchange and we are not subject to the special corporate governance requirements of any such exchange.

The Registrant does not have a compensation committee and the entire board participates in the consideration of executive officer and director compensation.  The Registrant’s president and chief financial officer and treasurer are also members of the Registrant’s board of directors and they participate in determining the amount and form of executive and director compensation.  To date, the Registrant has not engaged independent compensation consultants to determine or recommend the amount or form of executive or director compensation.

The Registrant does not have a standing nominating committee and the Registrant’s entire board of directors performs the functions that would customarily be performed by a nominating committee.  The board of directors does not believe a separate nominating committee is required at this time due to the limited size of the Registrant’s business operations and the limited resources of the Registrant which do not permit it to compensate its directors.  The board of directors has not established policies with regard to the consideration of director candidates recommended by security holders or the minimum qualifications of such candidates.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC.  Officers, directors, and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) reports they file.  Based solely on a review of the copies of such reports furnished to us, we believe that all Section 16(a) filing requirements were timely met during the Registrant’s 2012 fiscal year.

Code of Ethics

The Registrant previously adopted a Code of Ethics that applies to all of our directors and executive officers serving in any capacity, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  New management intends to review the Code of Ethics and make changes or revisions thereto in the exercise of its discretion.

Director Compensation

Our directors do not currently receive any compensation for serving in their capacities as directors and we have not compensated our directors for service in such capacity in the past.

EXECUTIVE COMPENSATION

Ultra Sun Corporation did not pay any compensation to any of its officers during the fiscal years ended December 31, 2011 or 2012 and it did not grant any stock options or restricted stock to its officers during such periods.

Wild Earth did not pay any compensation to any of its officers during the period from its inception on April 9, 2013 through May 31, 2013, the date of its most recent financial statements, except that David Tanner was paid consulting fees in the amount of $3,000 through May 31, 2013.

The Registrant proposes to compensate its new officers as follows although the amount and payment of such compensation are subject to change: David Tobias, $50 per hour for services provided to the Registrant; Catherine Carroll, $50 per hour per services provided to the Registrant; and David Tanner, $3,000 per month.  In addition, the Registrant plans to engage Barry Tobias, a director, as its sales manager and compensate him at the rate of $2,000 per month plus a 15% sales commission.

As discussed below under Certain Relationships and Related Transactions, and Director Independence, the Registrant has entered into a consulting agreement with Neil Blosch providing for monthly compensation through the expiration of the agreement on September 30, 2013 and the payment of an incentive bonus.

Neither Ultra Sun Corporation nor Wild Earth Naturals, Inc. has any stock option, retirement, pension or profit-sharing programs for the benefit of its directors, officers or other employees; however the Registrant may adopt one or more such programs in the future.

Neither Ultra Sun Corporation nor Wild Earth Naturals, Inc. currently compensates its directors for serving in their capacities as directors but they do reimburse such persons for expenses reasonably incurred by them in connection with the Registrant’s business.

Employment Agreements

There are currently no employment agreements or severance agreements between the Registrant and its officers.  As discussed below under Certain Relationships and Related Transactions, and Director Independence, the Registrant has entered into a consulting agreement with Neil Blosch providing for monthly compensation through the expiration of the agreement on September 30, 2013 and the payment of an incentive bonus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Ultra Sun Related Party Transactions

In connection with the Reorganization, the Registrant amended and consolidated its outstanding promissory notes having an outstanding balance of principal and accrued interest in the amount of $78,112 as of April 22, 2013.  The Registrant issued new convertible promissory notes to the holders in exchange for their old notes which included the accrued and unpaid interest on the old notes through April 22, 2013 in the principal balance of the new notes.  In addition, the notes were amended to extend the maturity date from December 31, 2013 to May 31, 2016, provide that the principal (but not the interest) of the new notes is convertible into shares of the Registrant’s common stock at the rate 4.25% of the then issued and outstanding shares of the Registrant’s common stock for each $10,000 in principal converted, provide that the notes may not be prepaid, and make other changes set forth in the new notes.  No payments were made by the Registrant or the note holders in connection with the amendment and consolidation of the old notes.  In connection with the Reorganization, the note holders of the Registrant sold convertible promissory notes having an aggregate principal balance of $68,112 as of April 22, 2013 to certain stockholders of Wild Earth in private transactions.

In connection with the closing of the Reorganization, the Registrant entered into a consulting agreement with Neil Blosch, the former president of the Registrant, pursuant to which he will continue to manage the tanning salon operations and will assist the Registrant in selling the tanning salon prior to the expiration of the tanning salon lease on September 30, 2013.  The consulting agreement is for term of approximately two and half months from July 12 through September 30, 2013; provided, that the agreement will automatically terminate on the date the tanning salon is sold.  The consulting agreement provides for the payment of a consulting fee in the amount of $2,000 per month together with an incentive bonus payable if and when the tanning salon is sold.  The consulting agreement provides that upon the sale of the tanning salon, the proceeds from such sale shall be applied first to pay Mr. Blosch an incentive bonus in the amount of $50,000; second to hold for the benefit of the Registrant the amount of any net loss incurred by the tanning salon (that is, operating costs the tanning salon was not able to pay from its income in its ordinary course of business) during the period from April 1, 2013 through the date of sale; third to pay the promissory note dated July 12, 2013 to Mr. Blosch and two former stockholders of the Registrant in the principal amount of $7,100; and fourth to pay 50% of the remaining sales proceeds (up to a maximum of an additional $25,000) to Mr. Blosch as an additional incentive bonus.  In the event the sales proceeds from the tanning salon are not adequate to pay the amounts listed above, the proceeds shall be applied in the order of priority set forth above until they have been exhausted.

Wild Earth Related Party Transactions

At May 31, 2013, Wild Earth was indebted to an officer / stockholders in the amount of $7,250 for accounting and consulting services provided to Wild Earth.

At May 31, 2013, Wild Earth was indebted to David Tobias, president of the Registrant, for short term advances.

Policies and Procedures for Related-Party Transactions
None.

Promoters
None.

LEGAL PROCEEDINGS

The Registrant is not a party to any material legal proceedings, and to our knowledge, no such legal proceedings have been threatened against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Registrant’s common stock is quoted on the OTC Bulletin Board under the symbol “USUN.”  The Registrant’s common stock has only been quoted on the OTC Bulletin Board since March 2010 and few shares have been traded. There is no active trading market for the Registrant's stock and there can be no assurance that an active or liquid trading market for the Registrant's stock will develop in the future.

Dividends

Holders of Common Stock are entitled to receive dividends as may be declared from time to time by our Board of Directors. We have not paid, nor declared, any cash dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by Nevada law. Payment of future dividends will be within the discretion of our Board of Directors and will depend on, among other factors, retained earnings, capital requirements, and our operating and financial condition.

Holders of Common Equity

As of the date of this Report, there were 7,825,000 issued and outstanding shares of common stock.  As of such date, there were 52 holders of record of the Registrant’s common stock as reported by our transfer agent. In computing the number of holders of record, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single stockholder.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this Report, we have no compensation plans (including individual compensation arrangements) under which the Registrant’s equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

As discussed above, in connection with the Reorganization, we issued 6,500,000 shares of our common stock to the stockholders of Wild Earth Naturals, Inc. in exchange for all issued and outstanding shares of Wild Earth capital stock.

DESCRIPTION OF SECURITIES

As of the date of this Report, our authorized capital stock currently consists of 45,000,000 shares of common stock, par value $0.001 per share, of which 7,825,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issued or outstanding.  The following statements set forth the material terms of our capital stock; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, the Registrant’s Articles of Incorporation and Bylaws, copies of which are referenced as Exhibits herein, and the provisions of Nevada Revised Statutes.

Common Stock

The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors.  Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders’ meetings.  Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities.  Our common stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences. The holders of our common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  We have not paid any dividends in the past and do not anticipate that we will pay dividends on our common stock in the foreseeable future.  In certain cases, common stockholders may not receive dividends, if and when declared by the board of directors, until we have satisfied our obligations to any preferred stockholders.

Preferred Stock

Our board of directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the board may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by the board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights.  Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.

Options and Warrants

There are no outstanding stock options or warrants to purchase our securities.

Convertible Promissory Notes

There are outstanding convertible promissory notes in the aggregate principal amount of $78,112 as of April 22, 2103.  Such notes bear interest at the rate of 8% per annum and are due and payable on May 31, 2016.  The principal amount of such notes (but not the interest) is convertible into shares of the Registrant’s common stock at the rate of 4.25% of the issued and outstanding shares of the Registrant’s common stock on the date of conversion (and after giving effect to such conversion) for each $10,000 in principal converted.  The notes are not subject to prepayment.  The foregoing summary of the convertible promissory notes is qualified in its entirety by reference to the notes themselves, the form of which is included as an exhibit to this report.

Transfer Agent

Colonial Stock Transfer Co. Inc., 66 Exchange Place, Suite 100, Salt Lake City, Utah 84111, telephone 801-355-5740, serves as the Registrant’s transfer agent and registrar.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law authorizes, and our bylaws and articles of incorporation provide for, indemnification of our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02.                   Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Items 1.01 and 2.01 of this Report which is incorporated herein by reference.  In connection with the Reorganization, on July 12, 2013, we issued an aggregate of 6,500,000 shares of the Registrant’s common stock to the eight stockholders of Wild Earth in exchange for their shares of Wild Earth common stock pursuant to the Reorganization Agreement.  Each of the stockholders represented that they were accredited investors or were sophisticated investors with sufficient experience in business and financial matters that they were capable of evaluating the merits and risks of an investment in the Registrant and that they could sustain the risk of loss of their entire investment. We have filed or will file a notice on Form D in connection with the reorganization.  No underwriter was involved in the foregoing transaction and the shares were issued by the Registrant directly to the Wild Earth stockholders. The shares were issued without registration under the Securities Act, in reliance on the exemption from such registration requirements provided by Section 4(2) of the Securities Act for transactions not involving any public offering and on Rule 506 of Regulation D. The shares were sold without general advertising or solicitation, the stockholders acknowledged that they were acquiring restricted securities that had not been registered under the Securities Act and that were subject to certain restrictions on resale, and the certificates representing the shares will be imprinted with the usual and customary restricted stock legend.

Item 5.01.                      Change in Control of Registrant

Reference is made to the disclosure made under Items 1.01 and 2.01 of this Report which is incorporated herein by reference.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 of this Report which is incorporated herein by reference.  For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “Directors, Executive Officers and Corporate Governance” under Item 2.01 of this Report which disclosure is incorporated herein by reference.

Item 8.01.                      Other Events

On July 18, 2013, we issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference, announcing the consummation of the Reorganization.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The following financial statements are included in this report, immediately following the signature page:

Audited Financial Statements of Wild Earth Naturals, Inc. as of May 31, 2013 and for the period from April 9, 2013 (inception) to May 31, 2013.

(b)	Pro forma financial information.

The following pro forma financial information is included in this report, immediately following the signature page:

The Unaudited Pro-forma Condensed Combined Balance Sheets and the Unaudited Pro-forma Condensed Combined Statements of Operations of Ultra Sun Corporation and Wild Earth Naturals, Inc., which gives effect to the acquisition by Ultra Sun Corp. of all issued and outstanding shares of capital stock of Wild Earth Naturals, Inc. as if the transaction had occurred as of May 31, 2013.

(d)  Exhibits

Exhibit Number	SEC Reference Number	Title of Document	Location

2.1	2	Agreement and Plan of Reorganization among Ultra Sun Corporation, Ultra Merger Corp. and Wild Earth Naturals, Inc. dated as of July 12, 2013*	This Filing
2.2	2	Articles of Merger among Ultra Merger Corp. and Wild Earth Naturals dated as of July 12, 2013	This Filing
2.3	2	Plan of Merger among Ultra Merger Corp. and Wild Earth Naturals dated as of July 12, 2013	This Filing
3.1	3	Articles of Incorporation	Incorporated by Reference**
3.2	3	Bylaws	Incorporated by Reference**
10.1	10	Consulting Agreement dated July 12, 2013 between Ultra Sun Corporation and Neil Blosch	This Filing
10.2	10	Promissory Note dated July 12, 2013	This Filing
10.3	10	Form of Convertible Promissory Notes dated as of April 22, 2013 and Schedule of Notes Beneficially Owned by Officers, Directors and Principal Stockholders as of July 15, 2013	This Filing
21.1	21	Schedule of the Registrant’s Subsidiaries	This Filing
99.1	99	Press Release dated July 18, 2013	This Filing

*  The exhibits and schedules to the Agreement and Plan of Reorganization are not included in the foregoing exhibit.  The Registrant undertakes to furnish supplementally to the Commission copies of any omitted items on request.
**  Incorporated by reference to Exhibits 3.01 and 3.02 to the Registrant’s registration statement on Form 10-12G, filed with the SEC on January 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA SUN CORPORATION
Date: July 18, 2013
By: /s/ David Tobias
Name: David Tobias
Title: President

WILD EARTH NATURALS, INC.
(A Development Stage Company)

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Wild Earth Naturals, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Wild Earth Naturals, Inc. as of May 31, 2013, and the related statement of operations, stockholders' deficit, and cash flows for the period from inception on April 9, 2013 through May 31, 2013.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wild Earth Naturals, Inc. as of May 31, 2013, and the results of its operations and its cash flows for the period from inception on April 19, 2013 through May 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As disclosed in Note 2 to the financial statements, the Company does not generate any revenue and has negative cash flow from operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
July 3, 2013

Wild Earth Naturals, Inc.
(A Development Stage Company)
BALANCE SHEET

May 31,
2013
ASSETS

CURRENT ASSETS
Cash	$1,488
Inventory	1,476
Prepaid expenses	2,000
Total current assets	4,964

Total assets	$4,964

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$10,312
Due to shareholders	16,190
Total current liabilities	26,502
Total liabilities	26,502

STOCKHOLDERS’ DEFICIT
Common stock: 100,000 shares authorized of $0.01 par value, 1,250 shares issued and outstanding	13
Deficit accumulated during development stage	(21,551)
Total stockholders’ deficit	(21,538)
Total liabilities and stockholders’ deficit	$4,964

See accompanying notes to financial statements.

Wild Earth Naturals, Inc. (A Development Stage Company)
STATEMENT OF OPERATION
	Period Ended May 31, 2012	From Inception on April 9, 2013 through May 31, 2012

REVENUE	$-	$-

EXPENSES
General and administrative	21,551	21,551
Total expenses	21,551	21,551

LOSS BEFORE INCOME TAXES	(21,551)	(21,551)
INCOME TAXES	-	-
NET LOSS	$(21,551)	$(21,551)

Basic loss per common share	$(28.93)
Weighted average number of common shares outstanding	745

See accompanying notes to financial statements.

Wild Earth Naturals, Inc. (A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Deficit Accumulated During Development	Total Stockholders’
	Shares	Amount	Stage	Deficit
Shares issued for cash at incorporation, April 9, 2013	1,250	$13	$-	$13

Net loss for the period ending May 31, 2013	-	-	(21,551)	(21,551)
Balance, May 31, 2013	1,250	$13	$(21,551)	$(21,538)

See accompanying notes to financial statements.

Wild Earth Naturals, Inc. (A Development Stage Company)
STATEMENT OF CASH FLOWS

	Period Ended May 31, 2012	From Inception on April 9, 2013 through May 31, 2012
Cash Flows from Operating Activities:
Net Loss	$(21,551)	$(21,551)
Adjustments to reconcile net loss to net cash used in operating activities	-	-
Change in operating assets and liabilities:
Inventory	(1,476)	(1,476)
Prepaid assets	(2,000)	(2,000)
Accounts payable	10,312	10,312
Net Cash Used in Operating Activities	(14,715)	(14,715)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities:
Proceeds from stock issued for cash	13	13
Proceeds from shareholders	16,190	16,190
Net Cash Used in Financing Activities	16,203	16,203

Net Increase in Cash	1,488	1,488
Cash at the Beginning of Period	-	-
Cash at the End of Period	$1,488	$1,488

Cash Paid For:
Interest	$-	$-
Taxes	$-	$-

See accompanying notes to financial statements.

Wild Earth Naturals Inc.
(A Development Stage Company)
Notes to Financial Statements
Period Ended May 31, 2013

NOTE 1.  Basis of Presentation and Organization

Organization and Business

Wild Earth Naturals Inc. ("the Company"), a Nevada Corporation operating in Mesquite, Nevada, was incorporated on April 9, 2013.  The Company is in the business of developing, manufacturing, and selling plant-derived lotions, creams, and other formulations for human consumption.  The Company's market will include direct selling to retailers and consumers, and also to other companies under terms of licensing rights to product formulas.

Development Stage Activities and Operations

The Company has been in its initial stages of formation and for the period ended May 31, 2013 and had no revenues. A development stage activity as one in which all efforts are devoted substantially to establishing a new business and even if planned principal operations have commenced, revenues are insignificant.

Basis of Presentation and Going Concern

The Company has elected a December 31 year end.  The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has sustained an operating loss, with no revenues, for the current period which covers its inception (April 9, 2013) to the period ended May 31, 2013.  The Company has used working capital mostly obtained from loans in funding its operations.  At May 31, 2013 current liabilities exceeded current assets by approximately $21,500, and the Company has an accumulated deficit amounting to approximately $21,500.  This raises substantial doubt about the Company’s ability to continue as a going concern.

In view of these matters, the continuation of the Company's operations are dependent on funds advanced by its management, the development of products, markets, and revenues, and the raising of capital through the sale of its equity instruments or issuance of debentures. While management believes that its business model will be successful and should generate sufficient revenue to fund the Company's future operations, no assurances can be made that the marketing of the Company's products will be successful or that the Company will be able to raise capital through other sources enabling it to continue funding operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

Wild Earth Naturals Inc.
(A Development Stage Company)
Notes to Financial Statements
Period Ended May 31, 2013

NOTE 2.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers cash equivalents to include highly liquid investments with original maturities of three months or less.  As of May 31, 2013 the Company has no cash equivalents.

Inventory

The Company accounts for its inventory under the first-in-first-out (“FIFO”) method.  Inventories are stated at the lower of cost or market.  At May 31, 2013, the Company had raw materials inventory of $1,476, and $0 and $0 in work-in-process and finished goods inventory, respectively.

Property and equipment

Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.  The Company has no equipment as of May 31, 2013.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC 360, "Property, Plant, and Equipment."  ASC 360 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value. The Company has no long-term assets as of May 31, 2013.

Startup Costs

Under ASC 720, startup costs are not to be capitalized and amortized, but to be expensed as incurred.  The Company expensed $2,560 in startup costs for the period ended May 31, 2013.

Wild Earth Naturals Inc.
(A Development Stage Company)
Notes to Financial Statements
Period Ended May 31, 2013

NOTE 2.  Summary of Significant Accounting Policies (continued)

Income taxes

The Company accounts for income taxes under the provisions of ASC 740, “Income Taxes.”  Under ASC 740, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

The Company has total net operating loss carryforwards at May 31, 2013 of approximately $21,500 for federal income tax purposes. These net operating losses have generated a deferred tax asset of approximately $4,300 on which a valuation allowance equaling the total tax benefit has been provided due to the uncertain nature of it being realized. Net operating loss carryforwards expire in various years through May 31, 2033 for federal tax purposes.

Net Loss per Share

The Company adopted the provisions of ASC 260, "Earnings Per Share". ASC 260 provides for the calculation of basic and diluted earnings per share.  Basic EPS includes no dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity.  There were no such shares to include in diluted EPS for the period ended May 31, 2013.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and cash equivalents, accounts payable, accrued expenses, and notes payable.  Pursuant to ASC 825, "Financial Instruments," the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company considers the carrying values of its financial instruments in the financial statements to approximate their fair values.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

Wild Earth Naturals Inc.
(A Development Stage Company)
Notes to Financial Statements
Period Ended May 31, 2013

NOTE 3.  Material Agreement

On May 24, 2013 the Company entered into a non-binding letter of intent with a publicly traded OTCBB company (“Pubco”) providing for the acquisition of the Company by Pubco in a tax free reorganization in exchange for shares of Pubco common stock.  The letter of intent contemplates that following completion of the reorganization the Company would be a wholly-owned subsidiary of Pubco, the stockholders of the Company would own a controlling interest in Pubco, and the Company would designate persons to serve as the new officers and directors of Pubco.  The letter of intent also contemplates that the Company would be responsible for the operating expenses of Pubco from and after April 1, 2013.  Consummation of the reorganization is subject to several conditions including the negotiation and execution of definitive agreements, the approval of the reorganization by the directors and stockholders of the parties in the manner required by law, and other conditions set forth in the letter of intent.  The letter of intent may be terminated by either party upon ten days’ notice to the other if it is not satisfied with its due diligence investigation of the other party or if the closing of the reorganization has not occurred within 45 days from the date of the letter of intent.  There can be no assurance that the reorganization will be consummated or that, if consummated, the terms will not differ from those set forth in the letter of intent.

NOTE 4. Long-Term Debt

The Company has no long-term debt as of May 31, 2013.

NOTE 5. Related Party Transactions

As of May 31, 2013, the Company owed its shareholders $7,250 for accounting and consulting services.  This amount is not treated as wages but as subcontracted services in their capacity as shareholders and outside contractors, instead of as employees.  Per verbal agreement between the parties, the amount may be settled either in stock or in cash.

As of May 31, 2013 the Company owed $8,940 for short term advances from the Company's President.

These liabilities do not incur interest charges and are expected to be repaid in the subsequent period. Interest charged to operations on this indebtedness therefore totals $0 for the period ended May 31, 2013.

NOTE 6. Shareholders' Deficit

Common Stock

On April 30, 2013, the Company issued 1,250 shares of its common stock to its two principal officers in exchange for cash.  There have been no other issuances of the Company's common stock through May 31, 2013.

Wild Earth Naturals Inc.
(A Development Stage Company)
Notes to Financial Statements
Period Ended May 31, 2013

NOTE 7. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of May 31, 2013:

2013
Deferred tax assets:
NOL carryover	$4,300

Deferred tax liabilities:	-

Valuation allowance	(4,300)

Net deferred tax asset	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the period ended May 31, 2013 due to the following:

2013

Book income	$4,300
Meals and entertainment	-
Valuation allowance	(4,300)

$-

At May 31, 2013, the Company had net operating loss carryforwards of approximately $21,500 that may be offset against future taxable income from fiscal year 2014 through 2033.  No tax benefit has been reported in the May 31, 2013 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Wild Earth Naturals Inc.
(A Development Stage Company)
Notes to Financial Statements
Period Ended May 31, 2013

NOTE 8. Commitments and Contingencies

Operating Leases

The Company expects to locate its offices in Mesquite, Nevada. The Company had no rent expense for period ended May 31, 2013. During the period ended May 31, 2013, the Company used the office of its President, of which the value of the space used was taken into consideration with costs accrued for services (see Note 5).

NOTE 9. Subsequent Events

The Company has evaluated subsequent events pursuant to ASC Topic 855 from the balance sheet date through the date the financial statements were issued, and determined there are no events to disclose.

ULTRA SUN CORPORATION,
AND WILD EARTH NATURALS, INC

The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of ULTRA SUN CORPORATION (“PARENT”) as of March 31, 2013, the balance sheet of WILD EARTH NATURALS, INC as of May 31, 2013 (“SUBSIDIARY”), accounting for the transaction as a reorganization with the issuance of shares of the PARENT for 100% of the stock of the SUBSIDIARY, and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of May 31, 2013. The transaction was completed July 12, 2013.

The following unaudited proforma condensed combined statement of operations reflects the results of operations of ULTRA SUN CORPORATION for three months ended March 31, 2013 and the twelve month period ended December 31, 2012, the results of operations of WILD EARTH NATURALS, INC for the period from inception on April 9, 2013 through May 31, 2013 and as if the transaction had occurred as of May 31, 2013.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of ULTRA SUN CORPORATION and the consolidated financial statements of its Subsidiary, WILD EARTH NATURALS, INC. These proforma condensed combined financial statements are not necessarily indicative of the combined financial position, had the acquisition occurred on the date  indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

ULTRA SUN CORPORATION,
AND WILD EARTH NATURALS, INC

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

	Ultra Sun Corp As of March 31, 2013	Wild Earth Naturals Inc. As of May 31, 2013	Proforma Increase (Decrease) 2011	Proforma Combined As of May 31, 2013

CURRENT ASSETS:
Cash	$11,910	$1,488	$-	$13,398
Inventories	572	1,476	-	2,048
Prepaid Expenses	-	2,000	-	2,000

Total Current Assets	12,482	4,964	-	17,446

PROPERTY AND EQUIPMENT,
net accumulated depreciation	3,647	-	-	3,647

OTHER ASSETS:
Deposits	2,728	-	-	2,728

Total Other Assets	2,728	-	-	2,728

Total Assets	$18,857	$4,964	$-	$23,821

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

ULTRA SUN CORPORATION,
AND WILD EARTH NATURALS, INC

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

	Ultra Sun Corp As of March 31, 2013	Wild Earth Naturals Inc. As of May 31, 2013			Proforma Increase (Decrease) 2013	Proforma Combined As of May 31, 2013

CURRENT LIABILITIES:
Accounts Payable & Accrued Expenses	$23,475	$10,312			$-	$33,787
Notes Payable – Current	18,000	-			-	18,000
Related-Party Note Payable - Current	42,500	-			-	42,500
Other Accrued Liabilities	756	-			-	756
Accrued Interest	17,243					17,243
Shareholder Advances	-	16,190			-	16,190

Total Current Liabilities	101,974	26,502			-	128,476

Total Liabilities	101,974	26,502			-	128,476

STOCKHOLDERS’ EQUITY:
Common Stock	1,325	13	[A	]	6,487	7,825

Additional Paid-in Capital	239,066	-	[A	]	(6,487)	-
			[B	]	(232,579)	-
Retained Earnings	(323,508)	(21,551)	[B	]	232,579	(112,480)
					-	-
Total Stockholders’ Equity	(83,117)	(21,538)			-	(104,655)

Total Liabilities and Stockholders’ Equity	$18,857	$4,964			$-	$23,821

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

ULTRA SUN CORPORATION,
AND WILD EARTH NATURALS, INC

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Ultra Sun Corp For the Period Ended March 31, 2013	Wild Earth Naturals Inc. For the Period From Inception on April 9, 2013 to May 31, 2013	Proforma Increase (Decrease) For the Period Ended May 31, 2013	Proforma Combined For the Period Ended May 31, 2013

NET SALES	$52,300	$-	$-	$52,300

COST OF GOODS SOLD	6,381	-	-	6,381

GROSS PROFIT	45,919	-		45,919

OPERATING EXPENSES:
General and Administrative Expenses	49,853	21,551	-	71,404

Total Operating Expense	49,853	21,551	-	71,404

INCOME FROM OPERATIONS	(3,934)	(21,551)	-	(25,485)

OTHER INCOME (EXPENSE)
Interest (Expense)	(1,293)	-	-	(1,293)
		-	-
Total Other Income (Expense)	(1,293)	-		(1,293)

INCOME BEFORE INCOME TAXES	(5,227)	(21,551)	-	(26,778)

INCOME TAX EXPENSE	-	-	-	-

NET INCOME (LOSS)	$(5,227)	$(21,551)	-	$(26,778)

OTHER COMPREHENSIVE INCOME	$(5,227)	$(21,551)	-	$(26,778)

BASIC EARNINGS PER SHARE	-	-		$(0.003)

PROFORMA COMMON SHARES OUTSTANDING				7,825,000

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

ULTRA SUN CORPORATION,
AND WILD EARTH NATURALS, INC

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

		Proforma	Proforma
	Ultra Sun Corp	Increase (Decrease)	Combined
	For the Year Ended	For the Year Ended	For the Year Ended
	December 31, 2012	December 31, 2012	December 31, 2012
NET SALES	$152,375	$-	$152,375

COST OF GOODS SOLD	14,386	-	14,386

GROSS PROFIT	137,989	-	137,989

OPERATING EXPENSES:
General and Administrative Expenses	177,004	-	177,004

Total Operating Expense	177,004	-	177,004

INCOME FROM OPERATIONS	(39,015)	-	(39,015)

OTHER INCOME (EXPENSE)
Interest (Expense)	(5,094)	-	(5,094)

Total Other Income (Expense)	(5,094)	-	(5,094)

INCOME BEFORE INCOME TAXES	(44,109)	-	(44,109)

INCOME TAX EXPENSE	-	-	-

NET INCOME (LOSS)	$(44,109)	$-	$(44,109)

OTHER COMPREHENSIVE INCOME	$(44,109)	$-	$(44,109)

BASIC EARNINGS PER SHARE	$(0.034)		$(0.034)

PROFORMA COMMON SHARES OUTSTANDING	1,311,233		1,311,233

See Notes To Unaudited Proforma Condensed Combined Financial Statements.

ULTRA SUN CORPORATION,
AND WILD EARTH NATURALS, INC

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – ULTRA SUN CORPORATION

ULTRA SUN CORPORATION, (“ULTRA SUN”) was incorporated under the laws of the State of Nevada on November 5, 2004. The Company’s previous operations were in operating a tanning salon business.  Currently the Company is planning to sell its tanning salon business and to conduct all business through its subsidiary Wild Earth Naturals Inc.

Wild Earth Naturals Inc., (“Wild Earth Sub”), a wholly owned subsidiary of ULTRA SUN CORPORATION, was incorporated under the laws of the State of Nevada on April 9, 2013 for the purpose of operating an herbal products’ business.

NOTE 2 – PROFORMA ADJUSTMENTS

On July 12, 2013, Ultra Sun Corporation, a Nevada corporation (the “Company” or the “Registrant”), Ultra Merger Corp., a Nevada corporation (“Merger Corp.”) and Wild Earth Naturals, Inc., a Nevada corporation (“Wild Earth”) entered into an Agreement and Plan of Reorganization dated as of July 12, 2013 (the “ Reorganization Agreement”) pursuant to which the Company formed Merger Corp. as a new, wholly-owned subsidiary of the Company, Merger Corp. was merged into Wild Earth with Wild Earth continuing as the surviving corporation, and the issued and outstanding shares of capital stock of Wild Earth were converted into 6,500,000 shares of the Company’s common stock (the “Reorganization”). Upon the completion of the Reorganization, Wild Earth became a wholly owned subsidiary of the Company and the Company had a total of 7,825,000 shares of common stock outstanding of which 6,500,000 or 83.1% had been issued to the Wild Earth stockholders.  As a result, the Reorganization resulted in a change in control of the Company.

Proforma adjustments on the attached financial statements include the following:

[A] To record the acquisition of a 100% interest in the SUBSIDIARY by the PARENT through the issuance and conversion of 6,500,000 shares of the Company’s common stock by shareholders in exchange for the 100,000 shares of Wild Earth Naturals, Inc. common stock, representing all the common stock of Wild Earth Naturals, Inc. and thus increasing the Company’s common shares outstanding to 7,825,000.

[B] To record the elimination of the accumulated deficit of PARENT prior to the date of the acquisition to the extent that there is paid in capital to absorb such accumulated deficit. The ownership interests of the former owners of SUBSIDIARY in the combined enterprise will be greater than the ongoing shareholders of PARENT and, accordingly, the management of SUBSIDIARY will assume operating control of the combined enterprise.  Consequently, the acquisition is accounted for as the recapitalization of SUBSIDIARY, wherein SUBSIDIARY purchased the assets of PARENT and accounted for the transaction as a “Reverse Merger” for accounting purposes.

ULTRA SUN CORPORATION,
AND WILD EARTH NATURALS, INC

NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 3 – PROFORMA EARNINGS (LOSS) PER SHARE

The proforma earnings (loss) per share is computed based on the weighted average number of common shares  outstanding during the period plus the estimated shares issued in the acquisition had the acquisition occurred at the beginning of the periods presented (not in thousands).

	For the Period Ended May 31, 2013	For the Year Ended December 31, 2012

Weighted average number of Common Shares outstanding	1,325,000	1,311,233

Shares issued in acquisition	6,500,000	1,311,233

Proforma weighted average number of common shares outstanding during the period used in income per share after acquisition (denominator)	7,825,000	1,311,233